                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                           DAILEY INTERNATIONAL INC.
                (Name of Registrant as Specified in its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:
           N/A

      2)  Aggregate number of securities to which transaction applies:
           N/A

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           N/A

      4)  Proposed maximum aggregate value of transaction:
           N/A

      (5)  Total fee paid:
           N/A

[  ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
           N/A

      2)  Form, Schedule or Registration Statement No.:
           N/A

      3)  Filing Party:
           N/A

      4)  Date Filed:
           N/A

                           DAILEY INTERNATIONAL INC.
                              One Lawrence Centre
                               2507 North Frazier
                                 P.O. Box 2866
                            Conroe, Texas 77305-2866
________________________________________________________________________________

                            NOTICE OF ANNUAL MEETING
________________________________________________________________________________

      The 1998 Annual Meeting of Stockholders (the "Meeting") of Dailey International Inc., a Delaware corporation (the "Company"), will be held at the Grove Park Inn Resort, Roosevelt "K" Room, 290 Macon Ave., Asheville, North Carolina at 10:00 a.m. on June 2, 1998, for the following purposes:

      1. to elect two Class II directors for a three-year term to expire at the 2001 Annual Meeting of Stockholders of the Company;

      2. to ratify the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ended December 31, 1998; and

      3. to take action upon any other matters which may properly come before the Meeting.

      Stockholders of record at the close of business on April 20, 1998, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

      It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.



                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        William D. Sutton,
                                        Secretary

May 6, 1998

                           DAILEY INTERNATIONAL INC.
                              One Lawrence Centre
                               2507 North Frazier
                                 P.O. Box 2866
                            Conroe, Texas 77305-2866
________________________________________________________________________________

                                PROXY STATEMENT
________________________________________________________________________________

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 1998

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dailey International Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") to be held at The Grove Park Inn Resort, Roosevelt "K" Room, 290 Macon Avenue, Asheville, North Carolina on June 2, 1998, at 10:00 a.m. local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about May 6, 1998.

           Properly executed proxies received in time for the Meeting will be voted as directed therein, unless revoked in the manner provided hereafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election of the nominees to the Board of Directors; (ii) "FOR" approval of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 1998; and (iii) in the discretion of such persons, "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting. A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.


                        PERSONS MAKING THE SOLICITATION

           This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling, and mailing the proxy materials to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.


                      SHARES OUTSTANDING AND VOTING RIGHTS

      Only stockholders of record at the close of business on April 20, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. Holders of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock"), are entitled to one vote per share. Holders of the Company's Class B Common Stock, $.01 par value ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), are entitled to seven votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except as otherwise required by law. Holders of the Company's Common Stock are not entitled to cumulative voting in the election of directors. On April 20, 1998, there were issued and outstanding 5,703,655 shares of Class A Common Stock, entitled to cast an aggregate of 5,703,655 votes on all matters subject to a vote at the Meeting, and 5,000,000 shares of Class B Common Stock, entitled to cast an aggregate 35,000,000 votes on all matters subject to a vote at the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, One Lawrence Centre, 2507 North Frazier, P.O. Box 2866,

Conroe, Texas 77305-2866 from May 21, 1998, through June 1, 1998, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

      Stockholders present in person or represented by proxy at the Meeting holding a majority of the votes of all of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. The votes underlying shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

      The enclosed form of proxy provides a means for stockholders to vote for both of the director nominees listed herein, to withhold authority to vote for one of such nominees or to withhold authority to vote for both of such nominees. All proxies that are properly executed and received by the Company prior to the Meeting will be voted in accordance with the choices indicated. Any stockholder may be represented and may vote at the Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the Meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

      The ratification of Ernst & Young LLP as the Company's auditors requires the affirmative vote of stockholders holding a majority of the votes of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting. Broker non-votes, i.e. shares held in the name of brokers for which discretionary authority is not permitted under the rules of the NASDAQ National Market, will not be considered entitled to vote on such proposals or counted in determining the number of shares voted in favor of any proposal. Accordingly, broker non-votes will have no effect on the vote for approval of the ratification of Ernst & Young LLP. The votes of stockholders that are represented at the Meeting but abstain from voting on such proposals will be counted as votes on such proposals and will have the same effect as a vote against such proposals. The withholding of authority by a stockholder will have no effect on the results of the election of directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of votes cast at the Meeting.

      Lawrence Industries, Inc. ("Lawrence"), which beneficially owned 5,000,000 shares of the Class B Common Stock (constituting 100% of all Class B Common Stock and 46.7% of all Common Stock and representing 86% of the voting power of all Common Stock) on the Record Date, controls sufficient votes to determine the outcome of any of the proposals being voted upon by the stockholders. Lawrence has advised the Company that it intends to vote the shares owned by it "for" election of the two nominees named herein and "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 1998.


                                 PROPOSAL NO. 1

                          ELECTION OF CLASS DIRECTORS

      The Company's Board of Directors currently is comprised of seven members. The Company's Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes of directors, with the term of each class expiring at successive annual stockholders meetings. At and after the Meeting, all nominees of the class standing for election will be elected for three-year terms.

      Two directors will be elected at the Meeting to serve as Class II directors for three-year terms ending at the 2001 Annual Meeting of Stockholders or until such person's successor shall be duly elected and qualified. The Board of Directors recommends the election of Mr. Al Kite and Mr. John W. Sinders, Jr. as the Class II Directors to serve for such three-year terms. Mr. Kite currently is a director of the Company. Mr. Sinders, who served as an advisory director of the Company during the past year, is being nominated to fill the board seat previously held by Mr. Bernard Duroc-Danner, who has not sought re-election to the Company's Board.

      Unless contrary instructions are set forth in the proxies, it is intended that the persons executing a proxy will vote all shares represented by such proxy for the election as director of both Mr. Kite and Mr. Sinders. Should either Mr. Kite or Mr. Sinders become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that either Mr. Kite or Mr. Sinders will be unable or are unwilling to serve if elected.

      There are currently two Class II directorships up for election. Proxies cannot be voted for other than such directorships. Pursuant to the Company's bylaws, directors are elected to serve for three-year terms and until their successors are elected or their earlier resignation or removal. Class I directors' terms expire at the Meeting, Class III directors' terms expire at the Company's 1999 Annual Meeting of Stockholders and Class I directors' terms expire at the Company's 2000 Annual Meeting of Stockholders.

      Set forth below is the name, age as of the date of this Proxy Statement, and position of each of the current directors of the Company and the year of expiration of his term of office as well as the nominees for director.


                                                                                                  YEAR TERM
                                                                                                 AS DIRECTOR
               NAME                      AGE                       POSITION                      WILL EXPIRE
---------------------------------       -----         -------------------------------            -----------
 J. D. Lawrence  . . . . . . . .          52         Chairman of the Board of Directors              1999

 James F. Farr (1)(2)  . . . . .          41         President, Chief Executive Officer              1999
                                                     and Director

 William D. Sutton (1)(2)  . . .          44         Senior Vice President, General                  2000
                                                     Counsel, Secretary and Director

 David T. Tighe (2)  . . . . . .          46         Senior Vice President--Finance,                 2000
                                                     Chief  Financial Officer, Treasurer
                                                     and Director
 Bernard J. Duroc-Danner
 (1)(3). . . . . . . . . . . . .          44         Director                                        1998

 Marvin Gearhart . . . . . . . .          71         Director                                        1999

 Al Kite (1)(3)  . . . . . . . .          65         Director                                        1998

 John W. Sinders, Jr.  . . . . .          44         Nominee

-----------------------------

(1)   Member of the Audit Committee of the Board of Directors.

(2)   Member of the Executive Committee of the Board of Directors.

(3)   Member of the Compensation Committee of the Board of Directors.

      J. D. Lawrence has been a director of the Company since 1973 and Chairman of the Board of Directors since June 1989. He has been employed by the Company since 1968, serving as its President from 1982 to 1989 and as a Vice President from 1973 to 1982. Mr. Lawrence is the President and sole director of Lawrence.

      James F. Farr has been President of the Company since December 1990, its Chief Executive Officer since August 1991, and a director of the Company since September 1991. As International Manager from October 1989 to December 1990, he was responsible for all international activities, including the marketing, distribution and sale of the Company's products and services, and developing and maintaining the Company's relationships with its agents. From August 1988 to October 1989, Mr. Farr served as Managing Director of Dailey Energy Services, Inc., the Company's wholly-owned subsidiary, and as Regional Manager for Europe/West Africa, with responsibility for the Company's facilities in the United Kingdom as well as marketing operations in Europe/West Africa. From 1975 to August 1988, he served the Company in various managerial, marketing and operating capacities.

      William D. Sutton has been Senior Vice President, General Counsel and Secretary since 1984 and a director of the Company since September 1991. He has served as the Company's Secretary and General Counsel since 1980. He also served as a director of the Company from 1979 to 1990, and as a Vice President from 1982 to 1984. Prior to joining the Company in 1979, Mr. Sutton was an attorney in private practice.

      David T. Tighe has been Senior Vice President--Finance and Treasurer of the Company since May 1988 and Chief Financial Officer of the Company since June 1996. He became a director of the Company in September 1991. From 1985 to April 1988, he served as Corporate Controller. From 1984 to 1985, he was the Company's Assistant Controller. Prior to joining the Company in 1984, Mr. Tighe, a certified public accountant, was Controller of Carolina International, Inc. from 1982 to 1984 and Tandem Industries, Inc. from 1980 to 1982.

      Bernard J. Duroc-Danner became a director of the Company in September 1996. Mr. Duroc-Danner is Chief Executive Officer of EVI, Inc. In prior years, Mr. Duroc-Danner was with Arthur D. Little Inc., a management consulting firm in Cambridge, Massachusetts. He has held management positions with Mobil Oil, Inc. (New York), Anheuser Busch Center for Management Science (Philadelphia) and Lambert Freres & Co., (Paris). Mr. Duroc-Danner holds a Ph.D. in economics from the University of Pennsylvania and an MBA in finance from The Wharton School. Due to the pending merger of EVI, Inc. with Weatherford International, Inc., Mr. Duroc-Danner will not be seeking re-election to the Company's Board of Directors at the meeting.

      Marvin Gearhart became a director of the Company in April 1998. Mr. Gearhart currently is, and has been since 1989, the Chief Executive Officer of Rockbit International. From 1955 until 1988, Mr. Gearhart was the Chairman, President and Chief Executive Officer of Gearhart Industries, Inc. Mr. Gearhart is a member of the Board of Directors of Justin Industries, Inc.

      Al Kite became a director of the Company in September 1996. Mr. Kite was President of Halliburton Drilling Systems from 1993 to 1994 and President of Eastman Christensen from 1986 to 1990. He has served as International Manager in London and Executive Vice President of Operations for Smith/Servco, President of Worldwide Operations at Eastman Christensen and Senior Vice President Eastern Hemisphere for Smith International. Mr. Kite is retired but maintains several industry interests.

      John W. Sinders, Jr. has served as an Advisory Director of the Company since August 1997, and in such capacity, was entitled to notice of and to attend all meetings of the Board of Directors but was not entitled to vote on any matters coming before the Board of Directors. Mr. Sinders has served as an Executive Vice President of Jefferies & Company, Inc. ("Jefferies") since February 1997, and from 1993 to 1997, served as a Managing Director of Jefferies. Mr. Sinders also is a member of the Board of Directors of The Shaw Group Inc.

MEETINGS AND COMMITTEES OF THE BOARD

      On July 7, 1995, the Board of Directors changed the Company's fiscal year end from April 30 to December 31. Therefore, information contained in this Proxy Statement relates to the eight-month transition period beginning May 1, 1997 and ending December 31, 1997 (the "Transition Period"). The Board of Directors held five meetings during the Transition Period. Each director attended at least 75% of the total combined number of meetings held by the Board for which he was eligible and by the committees on which each director served for which he was eligible. Pursuant to the Company's Bylaws, the Board has established standing Audit, Executive and Compensation Committees. The Company does not have a nominating or other similar committee.

      The Audit Committee is currently comprised of Messrs. Sutton, Duroc-Danner and Kite and is charged with the duties of recommending the appointment of the independent certified public accountants, reviewing their fees, ensuring that proper guidelines are established for the dissemination of financial information, meeting periodically with the independent auditors, the Board of Directors and certain officers of the Company and its subsidiaries to ensure the adequacy of internal controls and reporting, reviewing consolidated financial statements and performing any other duties or functions deemed appropriate by the Board of Directors. Two Audit Committee meetings were held during the Transition Period.

      The Executive Committee is currently comprised of Messrs. Farr, Sutton and Tighe and is responsible for assisting with the general management of the business and affairs of the Company during intervals between meetings of the Board of Directors. No meetings of the Executive Committee were held during the Transition Period.

      The Compensation Committee is currently comprised of Messrs. Duroc-Danner and Kite and recommends to the Board the compensation to be paid to the Company's senior executive officers and administers the Company's 1996 Employee Stock Plan (the "1996 Plan") and the 1997 Long Term Incentive Plan (the "1997 Incentive Plan"). Four meetings of the Compensation Committee were held during the Transition Period.

COMPENSATION OF DIRECTORS

      Employee directors of the Company do not receive any additional compensation for their services as a director of the Company. The Company pays an annual retainer of $15,000 to each non-employee director and Mr. Sinders as an advisory director. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended and $750 for each committee meeting attended. The Company also pays reasonable out-of-pocket expenses incurred by non-employee directors and advisory directors to attend Board of Directors and committee meetings. For 1997, this amount was paid in shares of Class A Common Stock valued at approximately $8.25 per share (the market price on the date of grant). Non-employee directors also are entitled to receive options pursuant to the 1996 Non-Employee Director Stock Plan (the "1996 Director Plan"). Under the 1996 Director Plan, an aggregate of 100,000 shares of Class A Common Stock have been reserved for grant of options to purchase Class A Common Stock. To date, options to acquire 50,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant have been granted pursuant to the 1996 Director Plan. In addition, under such plan, options to acquire 10,000 shares automatically will be granted after each annual meeting of stockholders to each non-employee director who served as a director during the preceding six months and who will continue to serve as a director and options to purchase 10,000 shares of Common Stock will be granted to each director upon his initial election to the Board of Directors.

      Effective April 23, 1997, the Board of Directors granted to each of Messrs. Duroc-Danner and Kite, additional options to purchase 10,000 shares of Class A Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, on October 7, 1997, Mr. Sinders was granted options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant pursuant to the Company's 1997 Long-Term Incentive Plan in his capacity as an advisory director of the Company.



                                 PROPOSAL NO. 2

                            RATIFICATION OF AUDITORS

      The firm of Ernst & Young LLP, Certified Public Accountants, has been appointed by the Board of Directors to audit the accounts and records of the Company for the fiscal year ending December 31, 1998.

It is proposed that the appointment of Ernst & Young LLP be submitted to the stockholders for ratification.

      Stockholder ratification of this appointment is not required. If the proposal is not approved, management may reconsider the appointment for the fiscal year ending December 31, 1998. The affirmative vote of stockholders holding a majority of the votes of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting is required for stockholder ratification of the appointment of the auditors. The Board of Directors recommends that the stockholders vote "FOR" this proposal. In the absence of an indication to the contrary, the proxies intend to vote shares represented by proxies furnished to them for this proposal.

      Ernst & Young LLP has served as the Company's independent accountants for at least the past six years.

      It is anticipated that a representative of Ernst & Young LLP will be present at the Meeting. Such representative will be given the opportunity to make a statement should he so desire and will be available to answer appropriate questions.


                               EXECUTIVE OFFICERS

      Set forth below is certain information concerning the present executive officers of the Company. There is no family relationship between any of these individuals or any of the Company's directors.


             NAME                    AGE                                   POSITION
-----------------------------        ---         ------------------------------------------------------
 J. D. Lawrence  . . . . . .          52         Chairman of the Board of Directors

 James F. Farr . . . . . . .          41         President, Chief Executive Officer and Director

 William D. Sutton . . . . .          44         Senior Vice President, General Counsel, Secretary and
                                                 Director

 David T. Tighe  . . . . . .          46         Senior Vice President--Finance, Chief Financial Officer,
                                                 Treasurer and Director

 John W. Sinders, Jr.  . . .          44         Advisory Director


      For information concerning Messrs. Lawrence, Farr, Sutton, Tighe and Sinders, see "Directors" above.

      The following table sets forth information concerning compensation for the fiscal years ended April 30, 1997 and 1996 and the Transition Period earned by or paid to the Company's Chief Executive Officer, the other executive officers of the Company and the two other individuals who would have been included in such table had they been executive officers of the Company as of December 31, 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                   ANNUAL COMPENSATION                     AWARDS


                                                                                   RESTRICTED   SECURITIES
                                                                      OTHER          STOCK      UNDERLYING     ALL OTHER
         NAME AND                                                    ANNUAL          AWARDS      OPTIONS/    COMPENSATION
    PRINCIPAL POSITION          YEAR      SALARY        BONUS     COMPENSATION       ($)(1)      SARS(#)          (2)
-------------------------      ------   ----------     -------   --------------     ---------  -----------    -----------
J. D. Lawrence  . . . . .       1997T   $ 69,370(3)         --             *              --                    $1,396
 Chairman of the Board          1997    $221,022            --       $29,203(4)           --            --         924
                                1996     296,532            --             *              --            --       2,326


James F. Farr . . . . . .       1997T    215,597            --             *       $1,275,00            --         494
 President and Chief            1997     258,958        93,240        49,131(5)            0        97,912         924
 Executive Officer              1996     248,651        55,500             *              --            --         571
                                                                                     960,000
William D. Sutton . . . .       1997T    170,943            --             *         828,750            --         494
 Senior Vice President          1997     223,936        75,819        36,973(5)      960,000        97,912         924
 General Counsel and            1996     230,896        55,260             *               _            --         824
 Secretary


David T. Tighe  . . . . .       1997T    138,600            --             *         828,750            --         843
 Senior Vice President--        1997     186,852        59,940        35,675(6)      960,000        97,912         924
 Finance, Chief Financial       1996     148,671        54,960        21,723(7)           --            --         901
 Officer and Treasurer

Chaman Malhotra . . . . .(9)    1997T    142,060        10,310            --              --        20,000          --
President of Air Drilling
 Services (subsidiary of
 the Company


Martin Lyons  . . . . . .       1997T     95,502        15,331        15,828(9)(10)       --        20,000          --
Vice President of               1997     117,710        10,037          *                 --        19,199         162
North American Options          1996      87,622           680          *                 --            --         456


_______________________

* Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Executive Officer.

(1) Effective upon closing of the Company's initial public offering in August 1996 (the "1996 IPO"), each of Messrs. Farr, Sutton and Tighe were granted 120,000 shares of restricted stock, which were subject to vesting requirements that were extinguished during 1997. The value of such restricted stock awards as of April 30, 1997, was $840,000 each. During the Transition Period, Messrs. Farr, Sutton and Tighe were granted an additional 100,000, 65,000 and 65,000 shares of restricted stock, respectively, which had a value at December 31, 1997 of $1,087,500, $706,875 and $706,875, respectively. These awards do not begin vesting for two years, and then vest in one-quarter annual installments over four years. Messrs. Farr, Sutton and Tighe are entitled to receive dividends, to the extent declared on the Common Stock, on unvested shares of restricted stock.

(2) Represents payments for premiums for group term life insurance on behalf of such individual.

(3) Effective upon the closing of the 1996 IPO, Mr. Lawrence's annual salary was reduced to $100,000, subject to subsequent adjustment upward in the discretion of the Compensation Committee of the Board of Directors. Although Mr. Lawrence did not receive $100,000 in annual salary and bonus during the Transition Period, he is included in the summary compensation table due to the fact he would have received at least $100,000 over a twelve month period. See "-- Employment Agreements" below.

(4) Relates to payments for a car allowance and a charge for usage of Company assets.

(5) Includes $26,923 related to accrued vacation cashed rather than taken during the year and $22,208 related to a Company auto allowance.

(6) Includes $17,514 related to accrued vacation cashed rather than taken during the year and $19,459 related to a Company auto allowance.

(7) Includes $17,308 related to accrued vacation cashed rather than taken during the year and $18,367 related to a Company auto allowance.

(8) Includes $16,618 related to accrued vacation cashed rather than taken during the year and $5,105 related to a Company automobile.

(9) Mr. Malhotra became an employee of the Company following the Company's purchase of Air Drilling International Inc. in June 1997.

(10) Includes $5,889 for accrued vacation cashed rather than taken during the year and $9,940 relating to a Company automobile.


         The following chart summarizes information relating to options granted to the Named Executive Officers during the Transition Period.

                     OPTION/SAR GRANTS IN TRANSITION PERIOD

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK
                                           % OF TOTAL                                   PRICE APPRECIATION
                          NUMBER OF       OPTIONS/SARS                                    FOR OPTION TERM
                          SECURITIES       GRANTED TO    EXERCISE OR                  -----------------------
                          UNDERLYING      EMPLOYEES IN   BASE PRICE     EXPIRATION
        NAME             OPTIONS/SARS     FISCAL YEAR       ($/SH)        DATE         5% ($)       10% ($)
-------------------      ------------     ------------   -----------    -----------   --------     ----------
J. D. Lawrence  . .             --            --                --             --         --              --

James F. Farr . . .             --            --                --             --         --              --

William D. Sutton .             --            --                --             --         --              --

David T. Tighe  . .             --            --                --             --         --              --

Chaman Malhotra . .         20,000            13%           $6.375       11/17/07    $80,184        $203,202

Martin Lyons  . . .         20,000            13%            6.375       11/17/07     80,184         203,202

         The following chart summarizes certain information relating to the value of options held by the Named Executive Officers at December 31, 1997.

            AGGREGATED OPTION/SAR EXERCISES IN THE TRANSITION PERIOD
                      AND VALUE TABLE AT DECEMBER 31, 1997

                                                                                                  VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED             IN-THE-MONEY
                                    SHARES            VALUE            OPTIONS/SARS AT                OPTIONS/SARS
                                  ACQUIRED ON       REALIZED          DECEMBER 31, 1997              AT FY-END (1)
                 NAME              EXERCISE            ($)        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ------------------      ------------     ----------     -------------------------    -------------------------
          J. D. Lawrence  . . .       --               --                     --                  $     208,063/$0
                                                                                                         208,063/0

          William D. Sutton           --               --                    97,912/0                    208,063/0
          David T. Tighe  . . .       --               --                    97,912/0                    208,063/0

          Chaman Malhotra . . .       --               --                    0/20,000                     0/90,000
          Martin Lyons  . . . .       --               --               19,199/20,000                55,197/90,000

-----------------------
(1) Utilizing the closing price for the Class A Common as reported by the NASDAQ Stock Market, Inc. on December 31, 1997.


EMPLOYEE STOCK PLANS

         The Company has established its 1996 Key Employee Stock Plan (the "1996 Plan"), pursuant to which incentive and non-qualified options to purchase shares of Class A Common Stock and awards of restricted shares of Class A Common Stock are available for future grants. Under the 1996 Plan, options to purchase Class A Common Stock and restricted stock awards up to an aggregate of 900,000 shares of Class A Common Stock may be granted by the Compensation Committee. As of the date of this Proxy Statement, the Company has less than 1,000 shares available for grant under such plan. In addition, the Company has adopted the 1997 Plan pursuant to which incentive and non-qualified options, restricted shares, stock appreciation rights and other performance-based awards may be granted to key employees of the Company. The 1997 Plan initially has 720,000 shares of Class A Common Stock available for issuance. The number of shares of Class A Common Stock available for issuance under the 1997 Plan is subject to adjustment as of January 1 of each year if the total number of shares of Class A Common Stock issued and outstanding exceeds the number of shares of Class A Common Stock outstanding as of January 1 of the preceding year. In such case, the number of shares available for issuance will be increased by an amount such that the total number of shares available for issuance under the 1997 Plan equals 7.85% of the total number of shares of Class A Common Stock outstanding, not including shares issued pursuant to the 1997 Plan. To date, the Company has granted under the 1997 Plan options to purchase 220,000 shares of Class A Common Stock and 236,000 shares of restricted Class A Common Stock.

INCENTIVE BONUS PLAN

         In December 1997, the Compensation Committee of the Board of Directors of the Company approved the Dailey Incentive Compensation Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders by encouraging and rewarding maximum beneficial performance from its executive officers, senior management, key managers, operations and sales personnel, including certain key employees in staff positions, by providing annual performance based incentives for these employees. The Company believes that participating under the Incentive Plan will provide this group of employees an additional incentive to perform more effectively and will assist Dailey in attracting and retaining people of outstanding training, experience and ability. The Incentive Plan will be administered by the Compensation Committee.

         All executive officers, senior management, key managers, operations and sales personnel, including certain key professional employees in staff positions, are eligible to participate in the Incentive Plan. Eligible employees who are designated to participate ("Participants") will receive, prior to or at the beginning of the Incentive Plan year, an announcement letter ("Letter") outlining the terms of the performance objectives and the range of the possible bonus payment, including the target bonus, which could become payable if the performance objective are attained.

         Awards under this Incentive Plan may be based on a level of various financial performance criteria, including operating income, and functional performance objectives, tailored to the job or personalized to the Participant, which will be captured in a performance guide. The Compensation Committee will establish criteria for the Company's executive officers and responsible management and the Executive Committee will assign weightings and approve the recommended objectives for other employees of the Company. A bonus under the Incentive Plan shall become payable based upon attainment of the specified goals during the measurement period.

         After the end of each measurement period, the Committee shall determine the extent to which the performance goals in each Award were met and the bonus payment due. Each bonus due under an award shall be paid to the Participant in cash.

         If a Participant voluntarily terminates his employment with the Company or is terminated for cause (as defined in the Incentive Plan) at any time when a bonus among due or possibly due him under the Incentive Plan; however, if during any measurement period, a Participant dies, retires under a then approved plan of the Company, or is terminated by reason of disability (as defined in the Participant's employment agreement, if applicable) or is terminated without cause, he shall be entitled to a pro rata portion (based on time employed during the measurement period) of any bonus under an award which would have been earned had he remained employed for the duration of such measurement period.

401(K) PLAN

         The Company's domestic employees are eligible to participate in a defined contribution retirement plan that complies with Section 401(k) of the Internal Revenue Code (the "Code") and that was adopted by Lawrence prior to the 1996 IPO for its employees and the employees of its subsidiaries. Pursuant to the plan, the Company provides matching contributions equal to 50% of the employee's contribution, subject to a maximum matching contribution equal to 3% of the employee's compensation.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

         Each of Messrs. Lawrence, Farr, Sutton and Tighe (collectively, the "Executive Officers") has entered into an employment agreement (collectively, the "Executive Employment Agreements") with the Company. Each of the Executive Employment Agreements has an initial term through December 31, 2000, except the Executive Employment Agreement with Mr. Lawrence, which has an initial term through December 31, 1999. The Executive Employment Agreements provide for a minimum annual salary during the term of the Executive Employment Agreements of approximately $100,000, $370,000, $273,000 and $216,000 for Messrs. Lawrence,
Farr, Sutton and Tighe, respectively. The Executive Employment Agreements also provide for certain automobile allowances, employee benefits, vacation and reimbursement of expenses.

         The Executive Employment Agreements may be terminated by the Company with or without cause (as hereinafter defined) or by the Executive Officer at any time for any reason.

         If the Company terminates the Executive Employment Agreement for any reason other than for "cause" and such termination is not within one year of a change in control (as defined in the Executive Employment Agreements), the Company is required to pay to the Executive Officer an amount equal to the greater of his total base salary for the remainder of the employment period (as defined in the Executive Employment Agreement) or one month of base salary for each full year of service completed with the Company as of the date of termination (or, in the case of Mr. Lawrence, three months of his base salary, if greater) and, with the exception of Mr. Lawrence, (i) to pay an amount equal to the Executive Officer's most recent annual bonus and (ii) to cause the Executive Officer to become fully vested in any stock options and stock grants held by him. If the Company terminates the Executive Employment Agreement with Mr. Lawrence for any reason other than for "cause" and such termination occurs within one year of a change in control, or if Mr. Lawrence terminates the Agreement for good cause (as defined in the Executive Employment Agreement) and such termination occurs within one year of a change in control, the Company is required to pay to Mr. Lawrence an amount equal to the greater of (i) his total base salary for the remainder of the employment period; (ii) two times the greater of (a) his annualized base salary in effect upon the occurrence of the change in control or (b) his annualized base salary in effect on the date notice of termination is received; or (iii) one month of base salary for each full year of service completed with the Company as of the date of termination. If the Company terminates the Executive Employment Agreement of Messrs. Farr, Sutton or Tighe for any reason other than for "cause" and such termination occurs within one year of a change in control, or if the Executive Officer terminates the agreement for good cause (as defined in the Executive Employment Agreement) and such termination occurs within one year of a change of control, the Company is required (i) to pay the Executive Officer 2.99 times his annualized base salary in effect upon the occurrence of the change in control, (ii) to pay the Executive Officer an amount equal to 2.99 times the greater of his most recent annual bonus or a target bonus of $243,000, $50,000 and $50,000 for Messrs. Farr, Sutton and Tighe, respectively, and (iii) to cause the Executive Officer to become fully vested in any stock options and stock grants held by him.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL POLICY

         The Company's executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for successful performance of their duties and improving stockholder value. Compensation and incentives are provided through a combination of cash salaries and bonuses and stock-based awards. The Company's overall compensation package is intended to provide the Company's executive officers with compensation indicative of their results and performance, with an emphasis on compensation that rewards the executive for actions that have demonstrably benefited the long-term interests of the Company. Decisions with respect to compensation for any particular executive officer are based on a number of subjective and objective factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions.

         Prior to the 1996 IPO, the Company entered into employment agreements with its then-existing executive officers, including the Company's Chief Executive Officer. Compensation levels contained in such employment agreements were established by the Board of Directors, which was comprised entirely of Messrs. Lawrence, Farr, Sutton and Tighe at such time. These individuals also established stock-based compensation for the Company's executive officers prior to the 1996 IPO. Following the 1996 IPO, compensation decisions relating to the Company's executive officers, including Mr. Farr, have been made by the Compensation Committee. During 1997, the Compensation Committee initiated a study by KPMG Peat Marwick LLP (the "KPMG Study"), an internationally recognized accounting firm, to develop an independent analysis of the compensation paid to the Company's executive officers and other employees and recommend objective processes for the determination of future compensation levels for such employees.

         As part of the KPMG Study, KPMG formulated, and the Compensation Committee adopted, the Incentive Plan in order to provide objective criteria for the award of bonuses to the Company's executive officers. The Incentive Plan is designed to replace the Company's historical practices of awarding executive bonuses based predominately on subjective factors with parameters that are more objectively tied to corporate performance measures. As part of the KPMG Study, the Compensation Committee also requested that KPMG review the stock-based compensation provided to the Company. It is expected that KPMG's review of this component of executive compensation will be completed during the first half of 1998. An analysis of the various components of the Company's compensation structure follows:

BASE SALARY

         The Compensation Committee adjusts annual base salaries based upon its review of past and present corporate and individual performance based upon the Compensation Committee's assessment of what is competitive in the industry for companies of comparable size and past and expected performance in the future and various other subjective factors. The Compensation Committee, however, has not completed a formal survey of such other companies. The employment agreements between the Company and each executive officer require that such employee's salaries equal or exceed certain base amounts.

         During the Transition Period, the Compensation Committee increased the base salaries of Mr. Farr, the Chief Executive Officer, from $280,000 to $370,000 per year and Mr. Sutton's and Mr. Tighe's base salaries were increased to $273,222 and $216,000, respectfully, from $227,685 and $180,000, respectively. The determination to increase the annual salaries was based primarily on the Compensation Committee's determination of the past and expected performance of these individuals. Although the Compensation Committee believes that Mr. Farr's annual salary is consistent with companies of comparable size in the industry, it has not done a formal survey of such companies.

BONUS COMPENSATION

         During the Transition Period, the Compensation Committee established the Incentive Plan, which will provide the basis for granting bonuses to the Company's executive officers in the future. No bonuses were granted to Mr. Farr or the other executive officers of the Company during the Transition Period due to the fact that the Incentive Plan was not complete until December 1997. The Incentive Plan was designed by KPMG at the request of the Compensation Committee to provide objective criteria for the establishment of bonuses paid to the Company's executive officers in the future. The Compensation Committee believes that the Incentive Plan will allow annual bonuses to be more closely tied to objective measures of corporate performance.

LONG-TERM INCENTIVE COMPENSATION

         The Board of Directors also believes that long-term incentive compensation is an important component of the Company's compensation program and that the value of long-term incentive compensation should be directly related to increases in stockholder value. Thus, in addition to base salaries and bonuses, the Company provides long-term incentive compensation to its executive officers through stock options and restricted stock awards under the Company's long-term incentive stock plans.

         During the Transition Period, the Compensation Committee granted Messrs. Farr, Sutton and Tighe 100,000, 65,000 and 65,000 shares of restricted stock (the "1997 Restricted Stock Grants"). Such shares do not begin vesting for a period of two years, and then vest in one-quarter increments until they are completely vested following the sixth anniversary of the original date of grant. Such vesting is based solely on continued employment with the Company. In making the 1997 Restricted Stock Grants, the Compensation Committee took into account KPMG's initial assessment that the level of stock ownership in the Company by the Company's executive officers was significantly below executive officer ownership of other companies in the industry. Although KPMG did not analyze the level of the 1997 Restricted Stock Grants, the Compensation Committee has requested that KPMG perform an analysis to determine the necessity and level of grants of restricted stock and stock options in the future. The Compensation Committee did not grant any additional stock options to the executive officers during the Transition Period.

COMPENSATION DEDUCTION

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to the Company's Chief Executive Officer and next four highest paid executives. Compensation that satisfies the definition of "performed based" under the Code is excluded from this limitation. For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the stockholders of the Company. The 1997 Plan and the Incentive Plan are designed to allow various awards to be granted under such plans to be excluded from the $1 million limitation under certain circumstances when the plans are administered by a committee comprised of at least two persons who would qualify as "outside directors" under Section 162(m). The Company believes that grants of options, SARs and restricted stock conditioned upon the attainment of performance goals by the Compensation Committee under the Incentive Plan will be considered "performance-based" compensation under the Code. The Company also believes that bonuses paid under the Incentive Plan also will be considered "performance-based" compensation under the Code. The Board of Directors and the Compensation Committee intend to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

                            Bernard J. Duroc-Danner
                                    Al Kite


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL STOCKHOLDER

         Lease Agreements. The Company maintains executive offices in a building located in Conroe, Texas and occupies four adjacent manufacturing and maintenance research and development, and storage facilities, all of which are owned by Lawrence. During the Transition Period, the Company incurred rent expense of $671,000 relating to such properties. The rental rates under these new lease agreements were determined by the Company and Lawrence based upon a survey of rental rates prepared by an independent firm. Based upon this survey, the Company believes that the rental rates and other terms under these lease agreements are comparable to those that would be obtained in an arm's-length transaction with an independent third party.

         The Office Lease Agreement is for a five-year term effective as of May 1996, and covers all of the 64,368 square feet of office space in the Conroe building, as well as the use of access roads and an adjacent outdoor parking lot. Rent is payable monthly at the rate of $48,276 per month for the first two years of the lease, $51,226 per month for the third year, $52,781 per month for the fourth year and $54,390 per month for the fifth year.

         The Service Center Lease Agreement is for a five-year term effective as of May 1996. This lease covers the combined square feet of the district facility building, 31,316 square feet; the manufacturing building, 31,373 square feet; the open storage building, 17,000 square feet and the separator building, 1,530 square feet. The use of access roads and immediately surrounding grounds is also included. Rent is $28,000 per month for all four buildings in the aggregate.

         Relationship Agreement Under the terms of a relationship agreement between the Company and Lawrence (the "Relationship Agreement"), the Company has agreed to provide to Lawrence and its affiliates, upon their request and on an as-available basis, various administrative and management services including cash management, accounting, tax, data processing, human resources and legal services. Lawrence pays for such services at rates calculated to recover the Company's reasonable costs of providing such services. The Relationship Agreement also provides that Lawrence will render to the Company technical consulting services when requested by the Company. In return, the Company will pay Lawrence approximately $250,000 per year for the term of the Relationship Agreement. The Relationship Agreement commenced upon the closing of the 1996 IPO and terminates on April 30, 1999. In addition, under the Relationship Agreement, Lawrence and the Company have agreed to reimburse each other for the costs of certain insurance policies purchased by one party on behalf of the other. As of December 31, 1997, Lawrence owed the Company approximately $136,000, for products and services rendered pursuant to the Relationship Agreement.

         Registration Rights Agreement. Pursuant to the terms of a registration rights agreement with Lawrence (the "Lawrence Registration Rights Agreement"), upon the request of Lawrence (or certain assignees) for a period of ten years (beginning in 1996), the Company has agreed to register, on up to two occasions, the sale of a minimum of 500,000 shares and up to all 5,000,000 shares of Class B Common Stock beneficially owned by Lawrence that Lawrence (or such assignees) requests to be registered under the Securities Act and applicable state securities laws. The Company will become obligated to register the sale of the Class B Common Stock on one additional occasion if Mr. Lawrence dies during the term of the Lawrence Registration Rights Agreement and Lawrence previously has exhausted its two demand registrations. The Company also is obligated to offer Lawrence and certain assignees the right to include shares of the Class B Common Stock owned by it in certain registration statements filed by the Company. The Company is obligated to pay all expenses incidental to such registrations, excluding fees of counsel to Lawrence, underwriters' discounts and commissions, and transfer fees.

OTHER

         In January 1997, the Company loaned Mr. Farr $250,000 pursuant to a five-year promissory note. Interest accrues at the prime rate and is payable monthly by Mr. Farr. The note is secured by a pledge of 36,000 shares of Class A Common Stock held by Mr. Farr.

         In August 1997, John W. Sinders, Jr., and Executive Vice President of Jefferies, accepted his appointment as a non-voting advisory director of the Board of Directors of the Company. Jefferies has provided investment banking services to the Company in the past, including serving as lead underwriter in the Company's initial public offering and as the initial purchaser in the sale and issuance of $115 million principal amount of the Company's 9 3/4% Senior Notes due 2007 (the "Old Notes") in August 1997, for which Jefferies has received usual and customary fees. In February 1998, Jefferies sold the Old Notes to the Company contemporaneously with the closing of the issuance of the Company's 9 1/2% Senior Notes due 2008 (the "Outstanding Notes") at an aggregate price of 111% of their principal amount, plus accrued and unpaid interest up to, but not including, the date of payment. Jefferies also acted as the initial purchaser in the sale of the Outstanding Notes, for which it received usual and customary fees. Pursuant to a letter agreement between the Company and Jefferies, Jefferies has acted and will continue to act as a financial advisor to the Company in connection with the acquisition of, merger or other combination with certain potential acquisition targets. If the Company completes a transaction with any such target, the Company will pay Jefferies certain usual and customary fees for such services. Except for usual and customary fees paid in connection with the acquisitions of Directional Wireline Services, Inc., DAMCO Services, Inc. and DAMCO Tong Services, Inc. and $1.0 million in connection with other financial advisory services, the Company has not paid Jefferies and is not obligated to pay Jefferies any compensation for services rendered under this agreement or otherwise to date. Jefferies may provide additional investment banking and financial advisory services to the Company in the future.

                               PERFORMANCE GRAPH

         The following graph compares the cumulative stockholder return on the Common Stock of the Company, for the period from August 14, 1996, the date on which the Company's Class A Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, through December 31, 1997, with the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the S&P Oil & Gas (Drilling & Equip) Index. The graph assumes investment of $100 on August 14, 1996 and reinvestment of all dividends.





                                                                 CUMULATIVE TOTAL RETURN
                                                        ----------------------------------------------
                                                        8/15/96              4/31/97          12/31/97
                                                        -------              -------          --------
 Dailey International Inc.                                100                  84.85           131.82

 Nasdaq Stock Market (U.S.)                               100                 116.33           146.39

 SP Oil and Gas (Drilling & Equipment)                    100                 131.82           191.16

         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                             PRINCIPAL STOCKHOLDER

         The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock on the Record Date, by (i) each director and director nominee of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of either the Class A Common Stock or Class B Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                                                            SHARES BENEFICIALLY OWNED(1)
                                                                                            ----------------------------
                                              CLASS A                       CLASS B                             PERCENT(2)
            NAME AND ADDRESS OF               COMMON        PERCENT         COMMON              PERCENT          VOTING
            BENEFICIAL OWNER                   STOCK        CLASS A         STOCK               CLASS B          POWER
            -------------------               -------       -------        --------         -------------     -----------
Lawrence(3)  . . . . . . . . . . . . . . .        --          --           5,000,000               100%           86.0%
J.D. Lawrence(3).  . . . . . . . . . . . .         --          --          5,000,000               100%           86.0%
 3i Group plc (4)  . . . . . . . . . . . .    450,873           7.9%              --                --             1.1%
 Robertson, Stephens & Co. Investment         292,400           5.1               --                --               *
   Management L.P. (5) . . . . . . . . . .
 James F. Farr (6) . . . . . . . . . . . .    233,912           4.1               --                --               *
 William D. Sutton (6) . . . . . . . . . .    210,912           3.6               --                --               *
 David T. Tighe (6)  . . . . . . . . . . .    214,912           3.7               --                --               *
Bernard J. Duroc-Danner (7)  . . . . . . .     21,819           *                 --                --               *
 Marvin Gearhart (8) . . . . . . . . . . .      3,000           *                 --                --               *
 Al Kite (7) . . . . . . . . . . . . . . .     21,819           *                 --                --               *
 John W. Sinders (8) . . . . . . . . . . .      1,819           *                 --                --               *
 Martin Lyons (9)  . . . . . . . . . . . .     19,199           *                 --                --               *
Chaman Malhotra (9) . . . . . . . . . . .         --          --                 --                 --             --
 All executive officers and directors as a    767,392          12.7        5,000,000               100%           87.2
   group (7 Persons) (3), (6), (7)
   and (8) . . . . . . . . . . . . . . . .

----------
*  Less than 1%.

(1) The Commission has defined beneficial ownership to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership of a security within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted.

(2) Percent based upon both Class A Common Stock and Class B Common Stock, combined.

(3) Represents shares owned by Dailey Holdings Inc. ("Dailey Holdings"), a wholly-owned subsidiary of Lawrence. The executive offices of Dailey Holdings and Lawrence are located at 2507 North Frazier, Conroe, Texas 77305. Mr. Lawrence and trusts for his children own all of the voting stock of Lawrence. Because of these relationships, Mr. Lawrence may be deemed to be the beneficial owner of all shares of Class B Common Stock owned by Lawrence.

(4) 3i Group plc acquired its shares in connection with the Company's recent acquisition of Integrated Drilling Services Limited. Amounts exclude shares held in escrow pursuant to such transaction. 3i Group plc's address is 91 Waterloo Road, London SE1 8XP.

(5) Based solely on a Schedule 13D and all amendments thereto (the "Schedule 13D") filed on behalf of the Robertson Stephens Orphan Fund, Robertson, Stephens & Company Investment Management, L.P. ("RS&Co., L.P."), Bayview Investors, Ltd., The Robertson Stephens & Company Global Natural Resources Fund (the "Natural Resources Fund"), The Robertson Stephens Partners Fund (the "Partners Fund"), Robertson, Stephens & Company, Inc. ("RS&Co. Inc.") and RS&Co., Inc.'s five shareholders, Messrs. Sanford R. Robertson, Paul H. Stephens, Michael
         G. McCaffery, G. Randy Hecht, and Kenneth R. Fitzsimmons (collectively, the "Robertson

         Shareholders"). Based on the Schedule 13D, RS&Co., L.P., as general partner of the Natural Resources Fund and the Partners Fund, beneficially owns the 161,400 shares and 131,000 shares of Class A Common Stock owned by the Natural Resources Fund and Partners Fund, respectively. RS&Co, Inc., as general partner of RS&Co., L.P. is deemed to beneficially own the 292,400 shares of Class A Common Stock beneficially owned by RS&Co., L.P. Based on the Schedule 13D, the Robertson Shareholders disclaim any ownership of the shares of Common Stock beneficially owned by RS&Co., Inc.

(6) Includes presently exercisable options to purchase 97,912 shares of Class A Common Stock.

(7) Includes presently exercisable options to purchase 20,000 shares of Class A Common Stock. Excludes options to purchase 10,000 shares of Class A Common Stock that are not exercisable within 60 days.

(8) Excludes options to purchase 10,000 shares that are not exercisable within 60 days.

(9) Excludes option to purchase 20,000 shares that are not exercisable within 60 days. In the case of Mr. Lyons, includes presently exercisable options to purchase 19,199 shares.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the Transition Period, all filing requirements applicable to officers, directors, and greater than ten-percent stockholders were complied with.

OTHER BUSINESS

         As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING.

         Any proposal by a Stockholder to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the offices of the Company, One Lawrence Centre, 2507 North Frazier, P.O. Box 1863, Conroe, Texas 77305-2866 not later than January 31, 1999.

ANNUAL REPORT

         The Company has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Transition Report on Form 10-K for the Transition Period ended December 31, 1997, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.




                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           William D. Sutton
                                           Secretary
May 6, 1998

                THIS PROXY IS BEING SOLICITED BY THE BOARD OF
                             DIRECTORS OF DAILEY
                              INTERNATIONAL INC.

                                    PROXY

                          DAILEY INTERNATIONAL INC.


                                        The undersigned hereby appoints James
       F. Farr and David T. Tighe, and each of them, as proxies with full power of substitution in each, to vote all the shares of Dailey International Inc. of the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, June 2, 1998 at 10:00 a.m. at The Grove Park Inn Resort, Roosevelt "K" Room, 290 Grove Park Inn Resort, 290 Macon Avenue, Asheville, North Carolina 28804-3799 and any adjournment thereof as specified on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                SEE REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS

                           DAILEY INTERNATIONAL INC.


                                  JUNE 2, 1998




                Please Detach and Mail in the Envelope Provided

         [X]    PLEASE MARK YOUR
  A             VOTES AS INDICATED
                IN THIS EXAMPLE


                                 AUTHORITY
                      FOR        WITHHELD                                                              FOR   AGAINST  ABSTAIN
 1. Election of                               NOMINEES:              2. Ratify the appointment of
    Directors       [    ]       [     ]      Al Kite                   Ernst & Young LLP as the      [   ]   [   ]    [   ]
                                              John W. Sinders, Jr.      Company's auditors for the
                                                                        fiscal year ended December 31,
                                                                        1998.

                                                                     3. Other Business.
                                                                        In their discretion,the proxies are authorized to vote upon such other business as may properly comes before the
 [     ]                                                                meeting.   The Board of Directors at present knows of no
                                                                        other formal business to be brought before the meeting.
 Instruction:  To withhold authority for one of the
 nominees listed at right, write that nominee's name on
 the line above.




 Signature:                                  Date:                      Signature:                           Date:
           ----------------------------------     ----------------------          ---------------------------     ------------------

   Important: Please sign exactly as name appears here on. Administrators, Guardians, Attorneys or any other representative should give full title.  Corporate stockholders sign with full corporate name by a duly authorized officer. If a partnership, sign partnership name by authorized person.